EXHIBIT 10.1

                                 LOAN AGREEMENT


     This Loan Agreement made this 22nd day of December 2003, by and between XRG, INC., a Delaware Corporation, and OWNERSHIP, having an address at 5301 Cypress St., Suite 111, Tampa, FL 33607 (collectively referred to as the "Company"), and The Fortius Foundation Fund, L.P., having an address at 590 Madison Avenue - 21st Floor, New York, New York 10022, (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Company is a business described as a Truckload Carrier Consolidator and is the owner of fixtures, equipment, goods, inventory and products located at the business address.

         WHEREAS, Lender is herewith extending a loan to Company in the principal amount of Three Hundred Fifty Thousand ($350,000.00) Dollars which loan is evidenced by the execution and delivery to Lender of a Promissory Note, of even date herewith (the `Promissory Note") and a Guaranty (the "Guaranty"), of even date herewith, guaranteeing the obligations of the Company to the Lender under this Loan Agreement in which Lender agrees to make a term loan in the amount of Three Hundred Fifty Thousand ($350,000.00) Dollars to the Company.

         WHEREAS, the Lender's obligation to make the loan is subject to the condition, inter alia, that repayment thereof also be secured by a lien on Company's equipment, property and fixtures pursuant to a UCC-1 financing statement of even date.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as security for the payment to Lender of any sums which may become due under the Promissory Note and Guaranty with interest, as therein provided for, and all other indebtedness arising under the Promissory Note and Guaranty and this Loan Agreement, according to their respective terms and conditions and for performance of the agreements, conditions, covenants, provisions and stipulations contained herein and therein, the Company hereby further grants and conveys to Lender:

         1. The Loan is a bridge financing with a term of three (3) months renewable for three (3) additional periods commencing with the end of the first term. The loan will carry an interest rate of 12% per annum payable on a pro-rate basis at the end of each term. Said interest is a condition of renewal of the loan term.

         2. Company further represents, warrants, covenants and agrees with the Lender as follows:

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                  (a) Payment of indebtedness. Company shall pay the
indebtedness at the time and place and in the manner as specified in the Promissory Note and Guaranty and shall perform all of the obligations as specified therein. Said payment shall be made from the first of either an equity financing as committed by Equitex Venture Group through its fund, the Fortius Income and Growth Fund; the refinancing of the company debt position; the investment of any outside investor in excess of $500,000; or, the full term of the loan which shall be no greater than 90 days from the execution of this agreement.

                  (b) Compliance. Company shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental authority.

                  (c ) Company, as of this date, shall not by act or omission impair the integrity of any part of the business which could result in a violation or diminish the value of the Company and its assets.

                  (d) Company shall, for so long as the indebtedness remains unpaid, keep the Premises insured against loss or damage by fire, lightening or public liability, demolition and by such other further and additional risks and hazards as now are or hereafter may be covered by standard coverage and "all risk" endorsements.

                  (e) Company shall pay when due and payable and before interest and penalties are due thereon, without any deduction, defalcation or abatement, all taxes and all other charges or claims which may be properly assessed, levied or filed against the Company.

         3. Required Notices. Company, during the pendency of its indebtedness to Lender, shall notify Lender promptly of the occurrence of any of the following:

                  (a) fire or other casualty.

                  (b) substantial financial change in the business of the Company.

                  (c) commencement of any litigation affecting the assets of the Company.

         4. Default; Remedies.

                  (a) It shall constitute an Event of Default under this Loan Agreement if any of the following shall occur:

                      (i) default in payment pursuant to the terms of the Promissory Note.

                     (ii) default in payment pursuant to the Guaranty.

                     (iii) default in the performance of any other covenant, condition, representation or warranty of this Loan Agreement for a period of thirty (30) days or more.

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                  (b) Upon the occurrence of any Event of Default, as herein defined, or a material breach of a warranty or representation under the Promissory Note or Guaranty, all sums secured by this Loan Agreement shall become immediately due and payable, at the option of Lender, without notice or demand, and to the extent permitted by law:

                     (i) Lender may commence an appropriate action to recover any sums required to be paid by the Company under the terms of this Loan Agreement, the Promissory Note or the Guaranty.

                     (ii) Lender may proceed against the personal property, fixtures, equipment, goods and inventory of the Company in accordance with the terms of the UCC-1 Financing Statement and provisions of the Uniform Commercial Code.

         5. Rights and Remedies Cumulative. The rights and remedies of Lender as provided in this Loan Agreement and ancillary documents shall be cumulative and concurrent; may be pursued separately, successively or together against the Company or its assets at the sole direction of Lender. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

         6. Counsel Fees. If Lender becomes a party to any necessary suit or proceeding related to this Loan Agreement, the Promissory Note, the Guaranty or the UCC-1 Financing Statement, then reasonable costs, expenses and counsel fees shall be borne by the Company and shall be deemed to be part of the indebtedness herein.

         7. Further Assurances. Company will execute and deliver such further instruments and perform such further acts as may be reasonably requested by Lender from time to time to confirm the provisions of this Loan Agreement.

         8. Communications and Notices. All communications and notices required under this Loan Agreement shall be in writing and shall be sent by personal service or certified or registered mail, postage prepaid, return receipt requested, addressed to the parties at the addresses listed above, or to such other addresses as may be specified by like notice to the other party. Communications and notices hereunder shall be deemed to have been given on the date it is delivered, in the case of personal service, or on the date it is received, in the case of certified or registered mail.

         9. Governing Law. All parties herein intend that the validity and construction of this Loan Agreement with ancillary documents incorporated herein be governed by the laws of the State of New York.

         10. Captions. The captions preceding the text of the paragraphs or subparagraphs of this Mortgage are inserted only for convenience of reference and shall not constitute a part of this Loan Agreement, nor shall they in any way affect its meaning, construction or effect.

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         IN WITNESS WHEREOF, this Loan Agreement has been duly executed by the parties herein on the day and year first above written.


                                            XRG, INC.
In presence of:
                                            By:_______________________



                                            ---------------------------



                                            ---------------------------
                                            Philip Capolongo
                                            Managing Director
                                            For and on behalf of
                                            The Fortius Foundation Fund, L.P.
                                            Lender